Exhibit 99.2

Time Warner Facility Summary of terms and conditions The New and Existing Time Warner Facilities contain a mandatory prepayment provision which requires 100% of the proceeds received from Six Flags’ share of the Limited Partner preferred return distributions to be applied in the following sequence 1) Existing Time Warner loan Interest 2) Existing Time Warner loan Principal 3) New Time Warner loan Interest 4) New Time Warner loan Principal The Limited Partner preferred return is distributed directly from the Partnership Parks and is projected to be approximately equal in amount to the Partnership Parks EBITDA 2009P Partnership Parks EBITDA: $54,808 2010P Partnership Parks EBITDA: $61,287 2009 Dividend Distribution ($60,700) 2010P Dividend Distribution ($61,600) Mandatory Prepayment ($000’s) New Time Warner loan Commitment amount $150MM Interest rate L+525 bps (spread is 1% higher than bank debt) LIBOR floor 2.5% Availability Available to be drawn for 5 years after closing Available to fund puts exercised by LP unit holders above $10MM in 2010, $12.5mm in 2011, and $15MM thereafter Available to be drawn on May 14th of each year Term Five years from each funding Amortization All preferred distributions from partnership parks pay down loan OID None Call protection None